EXHIBIT 23.1


                                     A Partnership of Incorporated Professionals
DAVIDSON & COMPANY-----Chartered Accountants------------------------------------








April 6, 2001


LIONS GATE INVESTMENT LIMITED
c/o Gerald R. Tuskey, Personal Law Corporation
1000 - 409 Granville Street
Vancouver, BC
V6C 1T2

RE:  FORM 10-SB
---------------

Dear Sirs:

We refer to the Form 10-SB Registration Statement of Lions Gate Investment Limited (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated March 7, 2001 in connection with the preparation of the Form 10-SB. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.

                                                        /s/ Davidson & Company

                                                          "DAVIDSON & COMPANY"

Vancouver, Canada                                        Chartered Accountants


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                                                    A MEMBER OF SC INTERNATIONAL
                                                    ----------------------------
           Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada,
                                                               V7Y 1G6
                                             Telephone (604) 687-0947 Fax (604) 687-6172

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